Exhibit 10.1

DOMESTIC

Stock Option Agreement

Under

The Estée Lauder Companies Inc.

Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”)

This STOCK OPTION AGREEMENT (the “Agreement”) provides for the granting of options by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Employee” or the “Participant”), to purchase shares of the Company’s Class A Common Stock, par value $0.01 (the “Shares”), subject to the terms below (the “Stock Options” or “Options”).  The name of the “Participant,” the “Grant Date,” the aggregate number of Shares that may be purchased pursuant to this Agreement, and the “Exercise Price” per Shares are stated in the attached “Notice of Grant,” and are incorporated by reference.  The other terms of the Options are stated in this Agreement and in the Plan.  Terms not defined in this Agreement are defined in the Plan, as amended.

The Stock Options described in this Agreement are granted pursuant to the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan, as may be amended from time to time (the “Plan”), and are subject in all respects to the provisions of the Plan.  The Stock Options granted under this Agreement are not Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)).

1.  Payment of Exercise Price.  The Company will provide and communicate to the Employee various methods of exercise.  In all cases, upon exercise, the Employee must deliver or cause to be delivered to the Company (or its agent designated for the purpose) upon settlement of the exercise sufficient cash or sufficient number of Shares with value equal to or exceeding the Exercise Price per Share.  The Employee also is required to deliver or cause to be delivered sufficient cash to cover the applicable tax withholding in accordance with Section 5 of this Agreement and fees in connection with the exercise.  To facilitate exercise, the Company may enter into agreements for coordinated procedures with one or more brokerage firms or financial institutions.

2.   Exercise Period.

a.  General.  Subject to other provisions contained in this Agreement and in the Plan, Stock Options granted under this Agreement will be exercisable in installments as specified under “Exercise Period” in the attached “Notice of Grant”.

Stock Options awarded under this Agreement are exercisable until the close of business on the tenth anniversary of the Grant Date; after this date, the Stock Options expire.

b.  Death or Disability.  If the Employee dies or becomes totally and permanently disabled (as determined under the Company’s long term disability program), each Stock Option awarded but not yet exercisable as of the Employee’s date of death or disability determination will become immediately exercisable.  The period during which the Stock Option may be exercised will commence on the day after the Employee’s date of death or disability determination and end on the earlier of the close of business on the date of (i) the first anniversary of the Employee’s death or disability determination or (ii) the tenth anniversary of the Grant Date.

c.  Retirement.  Subject to Section 3, if the Employee formally retires under the terms of the Estée Lauder Inc. Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), each Stock Option awarded but not yet exercisable as of the date of retirement will become immediately exercisable. Each Stock Option awarded may thereafter be exercised until the close of business on the date of the tenth anniversary of the Grant Date.  If the Employee dies during active employment after the attainment of age 55 and the completion of 10 or more years of service, or after the attainment of age 65 and the completion of 5 or more years of service, without formally retiring under the terms of the Estée Lauder Inc. Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), the Employee will have deemed to be retired as of the date of death and this

Section 2(c) will apply rather than Section 2(b).  If the Employee dies or becomes disabled after retirement as contemplated by this Section 2(c), the provisions of this section shall apply.

d.  Termination of Employment Without Cause.

(1) Subject to Section 3, if the Employee is terminated at the instance of the Employee (e.g., resigns voluntarily), each Stock Option exercisable but unexercised as of the effective date of such termination may be exercised until the close of business on the date first to occur of (i) ninety (90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date.  Each Stock Option awarded but unexercisable as of the date of such termination will be forfeited.

(2) Subject to Section 3, if the Employee is terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), each Stock Option awarded but unexercisable as of the date of termination will become immediately exercisable.  Each Stock Option awarded may be exercised until the close of business on the date first to occur of (i) ninety (90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date.  For this purpose, “Cause” is defined in the employment agreement in effect between the Employee and the Company or any subsidiary, including an employment agreement entered into after the Grant Date.  In the absence of an employment agreement, “Cause” means any breach by the Employee of any of his or her material obligations under any Company policy or procedure, including, without limitation, the Code of Corporate Conduct and the Policy on Avoidance of Insider Trading.

3.  Post-Employment Exercises.  No Stock Option represented by this Agreement may be exercised after termination of the Employee’s employment with the Company (or any of its subsidiaries) unless as provided for in Section 2b, 2c or 2d hereof.  The exercise of any Stock Option after termination of the Employee’s employment by reason of retirement in accordance with Section 2c, or due to termination by the Employee or termination by the Company or relevant subsidiary without Cause in accordance with Section 2d, is subject to satisfaction of the conditions precedent that the Employee neither (i) competes with, takes other employment with, or renders services to a competitor of the Company, its subsidiaries, or affiliates without the Company’s written consent, nor (ii) conducts herself or himself in a manner adversely affecting the Company.  All Stock Options that cannot be exercised after termination of the Employee’s employment will be forfeited.

4.  Adjustment Provisions; Change in Control.

a.  If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Company shall adjust, in a fair and equitable manner, the Plan and each outstanding Stock Option to prevent dilution or enlargement of Participant’s rights under the Plan.  The Company will make this adjustment each time one of the changes identified above occurs by either adjusting the number of shares of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that may be issued with respect to any Stock Option under the Plan, adjusting the number of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that are subject to outstanding Stock Options, and/or where applicable, adjusting the exercise price or purchase price applicable to outstanding Stock Options.  Appropriate adjustments may also be made by the Company to the terms of any Stock Options to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Stock Options on an equitable basis.  In addition, the Company is authorized to make adjustments to the terms and conditions of Stock Options, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.  However, no adjustment or change can be made to the terms of a Stock Option that will cause that Stock Option to fail to be exempt from Code Section 409A.  For purposes of this Section 4, the Market Value of the Shares shall be equal to 100% of the closing price of the Class A Common Stock on the New York Stock Exchange (or, if not traded thereon, then on any other national securities exchange or other market system on which the Class A

Common Stock is then traded) as reported by the Wall Street Journal for the date on which such Market Value is being fixed, or, if there shall be no trading on such date, the date next preceding on which trading occurred.

b.  Notwithstanding any other provision hereunder, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option an amount equal to the excess of the Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.  For purposes of this Section 4b, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)            On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities (collectively, the “Lauder Family”)) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii)           During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii)             Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv)          Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) changes in the relative beneficial ownership among members of the Lauder Family, without other changes that would constitute a Change in Control; or (B) any spin-off of a division or subsidiary of the Company to its stockholders.

For purposes of this Section 4(b), “Continuing Directors” shall mean (x) the directors of the Company in office on November 10, 2005 and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed by a majority of the Continuing Directors at the time of his or her nomination or election.

5.  Withholding.  Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains his or her responsibility.  Furthermore, Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Options, including the grant of the Stock Options, the exercise of the Stock Options, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant of the Stock Options or any aspect of Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer.  In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the Shares acquired under the Plan.  Alternatively, or in addition, the Company may (i) sell or arrange for the sale of Shares that Participant acquires under the Plan to meet the withholding obligation for the Tax-Related Items, and/or (ii) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount.  If the Company satisfies the Tax-Related Item withholding obligation by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares due to Participant at exercise, notwithstanding that a number of the Shares is held back solely for purposes of such Tax-Related Items.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue Shares under the Plan and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

6.   Transferability. Stock Options granted under this Agreement may be transferred under laws of descent and distribution or, during Employee’s lifetime, solely to the Employee’s spouse, siblings, parents, children and grandchildren or trusts for the benefits of such persons, or partnerships, corporations, limited liability companies, or other entities owned solely by such persons, including trusts for such persons.  Any transfer of Stock Options will have no effect until written notice (providing sufficient details relating to the proposed transfer, as required by the Company at that time) is received and confirmed by the Company.  The Employee will remain liable for all obligations of Employee and his or her transferee or transferees.  Each transferee will also be subject the Employee’s obligations under this Agreement relating to the Stock Options transferred to him or her.

7.  Limitations.  The Employee’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, is not enlarged or otherwise affected by an award under this Agreement.  Nothing in this Agreement or the Plan gives the Employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.  Stock Options are not secured by a trust, insurance contract or other funding medium, and the Employee does not have any interest in any fund or specific asset of the Company by reason of this award or the account established on his or her behalf.  A Stock Option award confers no rights as a shareholder of the Company until Shares are actually delivered to the Employee.

8.  Specific Restrictions Upon Option Shares.  The Employee and the Company agree to each of the following:

a.  The Employee will acquire Shares hereunder for investment purposes only and not with a view to reselling or otherwise distributing  the Shares to the public in violation of the United States Securities Act of 1933, as amended (the “1933 Act”), and will not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act or the rules and regulations thereunder, or any applicable state or national securities or “blue sky” laws.

b.  If any Shares are registered under the 1933 Act, no public offering (other than on a national securities exchange, as defined in the United States Securities Exchange Act of 1934, as amended) of any Shares acquired under this Agreement will be made by the Employee (or any other person) under circumstances where he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act.

c.  The Employee agrees that the Company has the authority to endorse upon the certificate or certificates representing the Shares acquired under this Agreement any legends referring to the restrictions described under this Section 8 and any other application restrictions, as the Company may deem appropriate.

9.  Notices.  Any notice required or permitted under this Agreement is deemed to have been duly given if delivered, telecopied, mailed (certified or registered mail, return receipt requested) or sent by internationally-recognized courier guaranteeing next day delivery (a) to the Employee at the address on file in the Company’s (or relevant subsidiary’s) personnel records, or (b) to the Company, attention Stock Plan Administration at its principal executive offices, which are currently located at 767 Fifth Avenue, New York, NY 10153.

10.  Disclosure and Use of Information.

a.   By signing and returning the attached Notice of Grant, and as a condition of the grant of the Stock Options, the Employee hereby expressly and unambiguously consents to the collection, use, and transfer of personal data as described in this Section by and among, as necessary and applicable, the Employer, the Company and its subsidiaries and by any agent of the Company or its subsidiaries for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.

b.   The Employee understands that the Employer, the Company and/or its other  subsidiaries holds, by means of an automated data file or otherwise, certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of all Stock Options or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in the Employee’s favor, for purposes of managing and administering the Plan (“Data”).

c.   The Employee also understands that part or all of his or her Data may be held by the Company or its subsidiaries in connection with managing and administering previous award or incentive plans or for other purposes, pursuant to a prior transfer made with the Employee’s consent in respect of any previous grant of stock options or other awards.

d.   The Employee further understands that the Employer may transfer Data to the Company or its subsidiaries as necessary to implement, administer, and manage his or her participation in the Plan.  The Company and its subsidiaries may transfer data among themselves, and each, in turn, may further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).

e.   The Employee understands that the Company, its subsidiaries, and the Data Recipients are or may be located in his or her country of residence or elsewhere. The Employee authorizes the Employer, the Company, its subsidiaries, and Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, to implement, administer, and manage his or her participation in the Plan, including any transfer of Data that the Administrator deems appropriate for the administration of the Plan and any transfer of Shares on his or her behalf to a broker or third party with whom the Shares may be deposited.

f.    The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

g.   The Employee understands that Data will be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan and he or she may oppose the processing and transfer of his or her Data and may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent by notifying the Company in writing. The Employee further understands that withdrawing consent may affect his or her ability to participate in the Plan.

11.  Discretionary Nature and Acceptance of Award.  By accepting this Award, the Employee agrees to be bound by the terms of this Agreement and acknowledges that:

a.     The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

b.     The award of the Stock Options is voluntary and occasional, and does not create any contractual or other right to receive future grants of Stock Options, or benefits in lieu of Stock Options, even if Stock Options have been granted repeatedly in the past;

c.     All decisions with respect to future Stock Option grants, if any, will be at the sole discretion of the Company;

d.     Employee’s participation in the Plan is voluntary;

e.     Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate Employee’s employment at any time;

f.    The Stock Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

g.   The Stock Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiary;

h.   In the event the Participant is not an Employee of the Company, the Stock Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Stock Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract with any subsidiary of the Company;

i.    The future value of the Shares is unknown and cannot be predicted with certainty;

j.    If the Shares decrease in value, the Stock Option will have no value;

k.   If Participant exercises the Stock Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;

l.    In consideration of the award of the Stock Option, no claim or entitlement to compensation or damages shall arise from termination of the Stock Option or diminution in value of the Stock Option, or Shares purchased through exercise of the Stock Option, resulting from termination of Participant’s employment by the Company or any subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Stock Option, Participant irrevocably releases the Company and any subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

m.  In the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive Stock Options under the Plan and to vest in such Stock Options, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of  Participant’s employment (whether or not in breach of local labor laws), Participant’s right to exercise the Stock Options after termination of employment, if any, will be measured by the date of termination of active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Agreement;

n.   The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

o.   Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.  Failure to Enforce Not a Waiver.  The Company’s failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement.

13.  Governing Law.  This Agreement is governed by and is to be construed according to the laws of the State of New York that apply to agreements made and performed in that state, without regard to its choice of law provisions.  For purposes of litigating any dispute that arises under this Stock Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this Stock Option is made and/or to be performed.

14.  Partial Invalidity.  The invalidity or illegality of any provision of this Agreement will be deemed not to affect the validity of any other provision.

15.  Section 409A.  The Stock Options are intended to be exempt from Code Section 409A.  The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant to prevent taxation under Code Section 409A.

16.  Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Stock Options awarded under the Plan or future Stock Options that may be awarded under the Plan by electronic means or request Employee’s consent to participate in the Plan by electronic means.  Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

The Estée Lauder Companies Inc.

By:	/s/ Amy DiGeso
Amy DiGeso
Executive Vice President,
Global Human Resources

Notice of Grant Under

The Estee Lauder Companies Inc.

Amended and Restated Fiscal 2002 Share Incentive Plan (The “Plan”)

This is to confirm that, upon the recommendation of your management, you were awarded options to purchase shares of Class A Common Stock of The Estee Lauder Companies Inc. (the “Shares”) at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors.  This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders.  These options are granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement (the “Agreement”) made part hereof.  The Agreement and Summary Plan Description are being sent to you in a separate email.  Please read these documents and keep them for future reference.  The specific terms of your award are as follows:

Participant:  (FIRST NAME _ LAST NAME)

Employee Identification Number:  (*)

Grant Date:  (*)

Type of Award:  (*)

Exercise Price per Share:     (*)      (Closing trading price on NYSE of the Class A Common Stock on the date of grant)

Aggregate number of Shares subject to your options:

Exercise Period: Your options shall become exercisable on the following dates (or upon death, disability, retirement, or involuntary termination of employment if these occurrences are earlier), but are subject to termination or forfeiture as per Paragraphs 2 and 3 of the Agreement:

Number of Shares	Date Exercisable	Expiration Date
(*)	(*)	(*)

(*)

(*)

(*)

(*)

(*)

(*)

Questions regarding the stock option program can be directed to  (*)

If you wish to accept this grant, please sign this Notice of Grant and return immediately to:

Compensation Department

767 Fifth Avenue, 43rd Floor

New York, New York 10153

Attention: (*)

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By	Date

Enclosure: Stock Option Q&A